As filed with the Securities and Exchange Commission on March 25, 2014

Registration No. 333-194595

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLAS RESOURCE PARTNERS, L.P.*

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC

ATLAS RESOURCE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware Delaware	1311 1311 1311	45-3591625 27-4735285 90-0812516
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, PA 15275-1011

(800) 251-0171

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Edward E. Cohen

Atlas Resource Partners GP, LLC

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, PA 15275-1011

(800) 251-0171

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of communications to:

J. Baur Whittlesey, Esq.

Mark E. Rosenstein, Esq.

Ledgewood

1900 Market Street

Philadelphia, Pennsylvania 19103

(215) 731-9450

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

     Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

     Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*	See table of additional registrants.

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices
Atlas Resources, LLC	Pennsylvania	20-4822875	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Viking Resources, LLC	Pennsylvania	20-5365124	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Resource Energy, LLC	Delaware	20-5365174	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Barnett, LLC	Delaware	90-0812567	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Barnett Pipeline, LLC	Delaware	61-1682295	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Barnett, LLC	Texas	26-2654688	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Noble, LLC	Delaware	20-5365139	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
REI-NY, LLC	Delaware	20-5365147	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Indiana, LLC	Indiana	26-3210546	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Tennessee, LLC	Pennsylvania	26-2770794	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Ohio, LLC	Ohio	20-5365198	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Oklahoma, LLC	Oklahoma	90-0815193	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Atlas Energy Colorado, LLC	Colorado	45-2120015	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
Resource Well Services, LLC	Delaware	20-5365162	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Production Company, LLC	Delaware	90-0999968	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171
ARP Mountaineer Production, LLC	Delaware	80-0959365	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (800) 251-0171

Explanatory Note

This Amendment No. 1 (the “Amendment”) amends the Form S-4 filed by the registrants with the Securities and Exchange Commission on March 14, 2014. This Amendment is being filed to (i) correct a scrivener’s error on the cover page to indicate that the registrant is a “large accelerated filer” instead of an “accelerated filer” and (ii) correct a scrivener’s error on the signature page to add ARP Oklahoma, LLC as a signatory. This Amendment does not modify or update any other disclosures made in the original Form S-4.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Atlas Resource Partners, L.P.

Atlas Resource Partners, L.P. is organized under the laws of the State of Delaware.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. Our partnership agreement provides that we will indemnify the following persons, by reason of their status as such, to the fullest extent permitted by law, in most circumstances, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•

any person who is or was a member, partner, officer, director employee, agent or trustee of our general partner or any departing general partner or any affiliate of a general partner or any departing general partner;

•

any person who is or was serving as an officer, director, employee, agent, fiduciary or trustee of the Registrant or any of its subsidiaries, the general partner or any departing general partner, or any affiliate of the Registrant, any of its subsidiaries, the general partner or any departing general partner;

•

any person who is or was serving at the request of the general partner, any departing general partner, or any affiliate of the foregoing as a manager, managing member, officer, director, employee, agent, fiduciary or trustee of another person; and

•	any person designated by our general partner as an indemnitee for purposes of our partnership agreement.

Unless we otherwise agree, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the registrant to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an indemnitee in appearing at, participating in or defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by us, subject to certain conditions.

Atlas Resource Partners, L.P. maintains directors’ and officers’ liability insurance for itself and its subsidiaries.

Atlas Resource Finance Corporation, Atlas Energy Holdings Operating Company, LLC and Delaware Guarantors

Each of Atlas Resource Finance Corporation, Atlas Energy Holdings Operating Company, LLC, Resource Energy, LLC, ARP Barnett, LLC, ARP Barnett Pipeline, LLC, Atlas Noble, LLC, REI-NY, LLC, Resource Well Services, LLC, ARP Production Company, LLC and ARP Mountaineer Production, LLC are organized under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the Delaware General Corporation Law also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

In addition, Section 102(b)(7) of the Delaware General Corporation Law permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions; or (iv) for any transactions from which the director derived an improper personal benefit.

The limited liability company agreements of each of Atlas Energy Holdings Operating Company, LLC, ARP Barnett, LLC, ARP Barnett Pipeline, LLC, ARP Production Company, LLC and ARP Mountaineer

Production, LLC provide that the company’s member shall, and any employee or agent of the company or employee or agent of the member in connection with services to the company may, in the member’s absolute discretion, be indemnified by the company to the fullest extent permitted by applicable law.

The limited liability company agreements of each of Resource Energy, LLC, Atlas Noble, LLC, REI-NY, LLC and Resource Well Services, LLC provide that subject to any limitations and conditions set forth in the limited liability company agreement, the company shall, to the fullest extent permitted by applicable law (as such law may be amended), indemnify any person involved with any proceeding or investigation by reason of the fact that such person is or was a member or officer of the company, against all damages, expenses and liabilities (including punitive damages and reasonable attorneys’ fees) actually incurred by such person. Each limited liability company agreement acknowledges that the indemnification provided could involve indemnification for negligence or under theories of strict liability, and prohibits indemnification of any officer to the extent any proceeding, damages, expenses or liabilities result from Improper Conduct (as defined in the applicable agreement) on the part of such officer.

The bylaws of Atlas Resource Finance Corporation provide that the company shall indemnify any person who was or is party or is threatened to be made a party to action, suit or proceeding, by reason of the fact that such person is or was a director or officer of the company or a predecessor corporation, or serving at the request of the company or such predecessor corporation, as a director or officer of another entity or as administrator, trustee or other fiduciary of an employee benefit plan, against actual and reasonable expenses (including attorneys’ fees), liability and loss incurred by the person in connection with such proceeding, except to the extent prohibited by applicable law. The bylaws also require that the company advance expenses incurred by a director or officer in defending a proceeding. The indemnification and advance of expenses under the bylaws are not exclusive of any other rights to which an indemnitee may be entitled. The bylaws also empower the board to authorize the company to (1) purchase insurance on behalf of the company and others to the extent not prohibited by statute, (2) create any fund of any nature to secure indemnification obligations and (3) give other indemnification to the extent permitted by statute.

Pennsylvania Guarantors

Each of Atlas Energy Tennessee, LLC, Atlas Resources, LLC and Viking Resources, LLC is organized under the laws of the Commonwealth of Pennsylvania.

Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 provides that a Pennsylvania limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever; provided, however, that a limited liability company may not indemnify a manager, member or other person for an act that is determined by a court to constitute willful misconduct or recklessness. Further, subsection (d) provides that a limited liability company may pay expenses incurred by a member, manager or other person in advance of disposition of any claim if such person makes an undertaking to repay the company if it is determined that such person is not entitled to indemnification. Finally, under subsection (f), a limited liability company must indemnify its members and managers for payments made, and personal liabilities reasonably incurred, in the ordinary and proper conduct of its business or for the preservation of its business or property.

The operating agreement of Atlas Energy Tennessee, LLC provides that the company shall indemnify its member and such other persons identified by the member as entitled to indemnification, for all costs, losses, liabilities and damages paid or accrued by the member or any such other person in connection with the business of the company, to the fullest extent provided by the laws of the Commonwealth of Pennsylvania. In addition, the company may advance costs of defense of any proceeding to its member or any such other person upon receipt by the company of an undertaking to repay such amount if it is ultimately determined that the member or such other person is not entitled to indemnification by the company.

The operating agreements of each of Atlas Resources, LLC and Viking Resources, LLC each provide that subject to any limitations and conditions set forth in the operating agreement, the company shall, to the fullest extent permitted by applicable law (as such law may be amended), indemnify any person involved with any proceeding or investigation by reason of the fact that such person is or was a member or officer of the company, against all damages, expenses and liabilities (including punitive damages and reasonable attorneys’ fees) actually incurred by such person. Each operating agreement acknowledges that the indemnification provided could involve indemnification for negligence or under theories of strict liability, and prohibits indemnification of any officer to the extent any proceeding, damages, expenses or liabilities result from Improper Conduct (as defined in the applicable agreement) on the part of such officer.

Oklahoma Guarantors

ARP Oklahoma LLC is organized under the laws of the State of Oklahoma.

Section 2003 of the Oklahoma Limited Liability Company Act provides that an Oklahoma limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. Section 2017 of the Oklahoma Limited Liability Company Act provides that the articles of organization or operating agreement of a Oklahoma limited liability company may eliminate or limit the personal liability of a member or manager for monetary damages for breach of any fiduciary duty, and provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager, except that any such provisions may not limit or eliminate the liability of a manager for (1) any breach of the manager’s duty of loyalty to the limited liability company or its members; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) any transaction from which the manager derived an improper personal benefit.

The limited liability company agreement of ARP Oklahoma LLC provides that the company’s member shall, and any employee or agent of the company or employee or agent of the member in connection with services to the company may, in the member’s absolute discretion, be indemnified by the company to the fullest extent permitted by applicable law.

Texas Guarantors

Atlas Barnett, LLC is organized under the laws of the State of Texas.

Chapter 8 Texas Business Organizations Code (the “TBOC”) sets forth general indemnification provisions generally applicable to entities formed under the laws of the State of Texas. Section 8.002 of the TBOC provides, however, that unless a Texas limited liability company adopts the general indemnification provisions of Chapter 8 of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) that the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

For Texas limited liability companies, in addition to the provisions cited above, Section 101.402 of the TBOC provides Texas limited liability companies with broad authority to (1) indemnify any person, including a member, manager, officer of, or assignee of a limited liability interest in, a limited liability company, (2) pay in advance or reimburse expenses incurred by any such person and (3) establish and maintain insurance or another arrangement to indemnify or hold harmless any such person.

The operating agreement of Atlas Barnett, LLC provides that, subject to any limitations of applicable law and set forth in the operating agreement, the company’s member and any manager, director, officer, employee or agent will not be liable to the company for, and will be indemnified against, any loss, liability, damage, claim or reasonable expense (including attorneys’ fees) arising from proceedings in which such person may be involved by reason of being or having been a member or manager, director, officer, employee or agent of the company, or by reason of its involvement in the management of the company’s affairs, provided that such liabilities do not arise out of bad faith, fraud, intentional misconduct or knowing and willful breach of obligations under the operating agreement. The company shall advance expenses (including attorneys’ fees) incurred in defending such proceedings, subject to certain conditions and upon receipt by the company of an undertaking to repay such amount if it is ultimately determined that the member or such other person is not entitled to indemnification by the company.

Any indemnification under the operating agreement will only be out of the company’s assets. The operating agreement also provides that the company may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under the agreement. Finally, the operating agreement provides that, if the member or any officer exercises powers or performs duties under the operating agreement through agents, the member or officer shall not be responsible for misconduct or negligence on the part of any such agent appointed in good faith.

Indiana Guarantors

Atlas Energy Indiana, LLC is organized under the laws of the state of Indiana.

Section 23-18-2-2 of the Indiana Business Flexibility Act provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of the Indiana Business Flexibility Act provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager. Section 23-18-4-2(a) of the Indiana Business Flexibility Act provides that, unless otherwise provided in a written operating agreement, a member or manager cannot be liable for damages to the limited liability company or to the members of the limited liability company for any action taken or failure to act on behalf of the limited liability company, unless the act or omission constitutes willful misconduct or recklessness.

The operating agreement of Atlas Energy Indiana, LLC provides that the company shall indemnify any person involved with any proceeding or investigation by reason of the fact that such person is or was a member, officer, manager, employee or agent of the company, or serving at the request of the company, against all damages, expenses and liabilities (including attorneys’ fees) actually and reasonably incurred by such person if the member determines that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action proceeding, has no reasonable cause to believe such person’s conduct was unlawful.

Ohio Guarantors

Atlas Energy Ohio, LLC is organized under the laws of the state of Ohio.

Under Section 1705.32 of the Ohio Revised Code, an Ohio limited liability company may indemnify a manager, member, partner, officer, employee, agent or certain other persons against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with an action, suit or proceeding, if such manager, member, partner, officer, employee, agent or other person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A limited liability company may also indemnify a manager, officer, employee, agent or certain other persons against expenses, including attorney’s fees, actually and reasonably incurred in connection with an action or suit by or in the right of such company, if such manager, officer, employee, agent or other person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the company.

The operating agreement of Atlas Energy Ohio, LLC provides that subject to any limitations and conditions set forth in the operating agreement, the company shall, to the fullest extent permitted by applicable law (as such law may be amended), indemnify any person involved with any proceeding or investigation by reason of the fact that such person is or was a member or officer of the company, against all damages, expenses and liabilities (including punitive damages and reasonable attorneys’ fees) actually incurred by such person. The operating agreement acknowledges that the indemnification provided could involve indemnification for negligence or under theories of strict liability, and prohibits indemnification of any officer to the extent any proceeding, damages, expenses or liabilities result from Improper Conduct (as defined in the applicable agreement) on the part of such officer.

Colorado Guarantors

Atlas Energy Colorado, LLC is organized under the laws of the state of Colorado.

Section 7-80-407 of the Colorado Limited Liability Company Act provides that a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a person or manager for liabilities incurred by the person, in the ordinary course of business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

The limited liability company agreement of Atlas Energy Colorado, LLC is silent regarding indemnification.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits:

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedules:

None.

Item 22.	Undertakings.

(a) Each undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on March 25, 2014.

ATLAS RESOURCE PARTNERS, L.P.

By:	ATLAS RESOURCE PARTNERS GP, LLC, its General Partner

	By:	/s/ Sean P. McGrath
Sean P. McGrath Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 25, 2014.

Signature	Title at Atlas Resource Partners GP, LLC

/s/ Sean P. McGrath Sean P. McGrath	Chief Financial Officer (principal financial officer)

* Edward E. Cohen	Chairman and Chief Executive Officer (principal executive officer)

* Jonathan Z. Cohen	Vice Chairman

* Matthew A. Jones	President and Director

* Jeffrey M. Slotterback	Chief Accounting Officer (principal accounting officer)

* Mark D. Schumacher	Chief Operating Officer

* Jeffrey C. Key	Director

Signature	Title at Atlas Resource Partners GP, LLC

* Bruce M. Wolf	Director

* DeAnn Craig	Director

* Harvey G. Magarick	Director

* Sean P. McGrath, by signing his name hereto, does hereby sign this document on behalf of each of the above-named persons pursuant to powers of attorney duly executed by such persons.

By:	/s/ Sean P. McGrath
Name:	Sean P. McGrath
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on March 25, 2014.

ATLAS RESOURCE FINANCE CORPORATION

By:	/s/ Sean P. McGrath
Sean P. McGrath Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 25, 2014.

Signature	Title

/s/ Sean P. McGrath Sean P. McGrath	Chief Financial Officer and Director (principal financial and accounting officer)

* Edward E. Cohen	Chief Executive Officer and President (principal executive officer)

* Jonathan Z. Cohen	Chairman of the Board

* Matthew A. Jones	Senior Vice President and Director

* Sean P. McGrath, by signing his name hereto, does hereby sign this document on behalf of each of the above-named persons pursuant to powers of attorney duly executed by such persons.

By:	/s/ Sean P. McGrath
Name:	Sean P. McGrath
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on March 25, 2014.

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ATLAS RESOURCES, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

VIKING RESOURCES, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

RESOURCE ENERGY, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ATLAS NOBLE, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

REI-NY, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ATLAS ENERGY INDIANA, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ATLAS ENERGY TENNESSEE, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ATLAS ENERGY OHIO, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ATLAS ENERGY COLORADO, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

RESOURCE WELL SERVICES, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ARP BARNETT, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ARP BARNETT PIPELINE, LLC

By:	ARP Barnett LLC, its sole member

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ATLAS BARNETT, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ARP PRODUCTION COMPANY, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

ARP MOUNTAINEER PRODUCTION, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	ATLAS RESOURCE PARTNERS GP, LLC, its general partner

ARP OKLAHOMA, LLC

By:	Atlas Energy Holdings Operating Company, LLC, its sole member

By:	Atlas Resource Partners, L.P., its sole member

By:	Atlas Resource Partners GP, LLC, its general partner

By:	/s/ Sean P. McGrath
Sean P. McGrath Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Sean P. McGrath, Matthew A. Jones and Lisa Washington, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 25, 2014.

Signature	Title at Atlas Resource Partners GP, LLC

/s/ Sean P. McGrath Sean P. McGrath	Chief Financial Officer (principal financial officer)

/s/ Edward E. Cohen Edward E. Cohen	Chairman and Chief Executive Officer (principal executive officer)

/s/ Jonathan Z. Cohen Jonathan Z. Cohen	Vice Chairman

Signature	Title at Atlas Resource Partners GP, LLC

/s/ Matthew A. Jones Matthew A. Jones	President and Director

/s/ Jeffrey M. Slotterback Jeffrey M. Slotterback	Chief Accounting Officer (principal accounting officer)

/s/ Mark D. Schumacher Mark D. Schumacher	Chief Operating Officer

/s/ Jeffrey C. Key Jeffrey C. Key	Director

/s/ Bruce M. Wolf Bruce M. Wolf	Director

/s/ DeAnn Craig DeAnn Craig	Director

/s/ Harvey G. Magarick Harvey G. Magarick	Director

INDEX TO EXHIBITS

2.1	Purchase and Sale Agreement, dated as of June 9, 2013, by and among EP Energy E&P Company, L.P., EPE Nominee Corp. and Atlas Resource Partners, L.P. The schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request (1)

2.2	Assignment & Assumption Agreement, dated as of June 9, 2013, between Atlas Resource Partners, L.P. and Atlas Energy, L.P. (1)

3.1	Atlas Resources, LLC – Certificate of Organization, as amended (2)

3.2	Atlas Resources, LLC – Amended and Restated Operating Agreement (2)

3.3	Atlas Resource Finance Corporation – Bylaws (2)

3.4	Atlas Resource Finance Corporation – Certificate of Incorporation (2)

3.5	ARP Barnett Pipeline, LLC – Certificate of Formation (2)

3.6	ARP Barnett Pipeline, LLC – Limited Liability Company Agreement (2)

3.7	ARP Barnett, LLC – Certificate of Formation (2)

3.8	ARP Barnett, LLC – Limited Liability Company Agreement (2)

3.9	ARP Oklahoma, LLC – Articles of Organization (2)

3.10	ARP Oklahoma, LLC – Limited Liability Company Agreement (2)

3.11	ARP Production Company, LLC – Certificate of Formation (2)

3.12	ARP Production Company, LLC – Limited Liability Company Agreement (2)

3.13	Atlas Barnett, LLC – Certificate of Formation, as amended (2)

3.14	Atlas Barnett, LLC – Second Amended and Restated Operating Agreement (2)

3.15	Atlas Energy Colorado, LLC – Articles of Organization (2)

3.16	Atlas Energy Colorado, LLC – Operating Arrangement (2)

3.17	Atlas Energy Holdings Operating Company, LLC – Certificate of Formation (2)

3.18	Atlas Energy Holdings Operating Company, LLC – Limited Liability Company Agreement (2)

3.19	Atlas Energy Indiana, LLC – Certificate of Organization (2)

3.20	Atlas Energy Indiana, LLC – Operating Agreement (2)

3.21	Atlas Energy Ohio, LLC – Certificate of Organization, as amended (2)

3.22	Atlas Energy Ohio, LLC – Amended and Restated Operating Agreement (2)

3.23	Atlas Energy Tennessee, LLC – Certificate of Organization, as amended (2)

3.24	Atlas Energy Tennessee, LLC – Operating Agreement (2)

3.25	Atlas Noble, LLC – Certificate of Formation, as amended (2)

3.26	Atlas Noble, LLC – Amended and Restated Limited Liability Company Agreement (2)

3.27	REI–NY, LLC – Certificate of Formation (2)

3.28	REI–NY, LLC – Amended and Restated Limited Liability Company Agreement (2)

3.29	Resource Energy, LLC – Certificate of Formation (2)

3.30	Resource Energy, LLC – Amended and Restated Limited Liability Company Agreement (2)

3.31	Resource Well Services, LLC – Certificate of Formation (2)

3.32	Resource Well Services, LLC – Amended and Restated Limited Liability Company Agreement (2)

3.33	Viking Resources, LLC – Certificate of Organization, as amended (2)

3.34	Viking Resources, LLC – Amended and Restated Operating Agreement (2)

3.35	ARP Mountaineer Production, LLC – Certificate of Formation *

3.36	ARP Mountaineer Production, LLC – Limited Liability Company Agreement (2)

4.1	Registration Rights Agreement, dated as of April 30, 2012, among Atlas Resource Partners, L.P. and the various parties listed therein (3)

4.2	Registration Rights Agreement, dated as of July 25, 2012, among Atlas Resource Partners, L.P. and the various parties listed therein (4)

4.3	Registration Rights Agreement, dated as of May 16, 2012, between Atlas Resource Partners, L.P., Wells Fargo Bank, National Association and the lenders named in the Credit Agreement dated May 16, 2012 by and among Atlas Energy, L.P. and the lenders named therein (5)

4.4	Indenture dated as of January 23, 2013 among Atlas Energy Holdings Operating Company, LLC, Atlas Resource Finance Corporation, Atlas Resource Partners, L.P., the subsidiaries named therein and U.S. Bank National Association (6)

4.5	Indenture dated as of July 30, 2013, by and between Atlas Resource Escrow Corporation and Wells Fargo Bank, National Association (7)

4.6	Supplemental Indenture dated as of July 31, 2013, by and among Atlas Resource Partners, L.P., Atlas Energy Holdings Operating Company, LLC, Atlas Resource Finance Corporation, the guarantors named therein and Wells Fargo Bank, National Association (7)

4.7	Registration Rights Agreement dated as of July 31, 2013, by and among Atlas Resource Partners, L.P., Atlas Energy Holdings Operating Company, LLC, Atlas Resource Finance Corporation, the guarantors named therein and Deutsche Bank Securities, Inc., for itself and on behalf of the Initial Purchasers (7)

4.8	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of Class C Convertible Preferred Units, dated as of July 31, 2013 (8)

4.9	Warrant to Purchase Common Units (8)

4.10	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of Class B Preferred Units, dated as of July 25, 2013 (4)

5.1	Opinion of Ledgewood, P.C. as to the legality of the securities being registered *

8.1	Opinion of Ledgewood, P.C. as to tax matters (included in Exhibit 5.1)

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (9)

21.1	List of Subsidiaries (9)

23.1	Consent of Grant Thornton LLP *

23.2	Consent of Grant Thornton LLP *

23.3	Consent of Wright and Company, Inc. *

23.4	Consent of Rylander, Clay & Opitz LLP *

23.5	Consent of KPMG LLP *

23.6	Consent of Ledgewood (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture *

99.1	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees *

99.2	Form of Letter to Clients *

99.3	Form of Letter of Transmittal *

*	Previously filed.

(1)	Previously filed as an exhibit to our Current Report on Form 8-K filed on June 10, 2013.

(2)	Previously filed as an exhibit to our Registration Statement on Form S-4 (File No. 333-189741).

(3)	Previously filed as an exhibit to our Current Report on Form 8-K filed on May 1, 2012.

(4)	Previously filed as an exhibit to our Current Report on Form 8-K filed on July 26, 2012.

(5)	Previously filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

(6)	Previously filed as an exhibit to our Current Report on Form 8-K filed on January 25, 2013.

(7)	Previously filed as an exhibit to our Current Report on Form 8-K filed on August 2, 2013.

(8)	Previously filed as an exhibit to our Current Report on Form 8-K filed on August 6, 2013.

(9)	Previously filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2013.